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                           Morgan Stanley Group Inc.                 Exhibit 11
                       Computation of Earnings Per Share
                        (In millions, except share data)

                                                             Three Months Ended             Six Months Ended          Seven Months
                                                       -----------------------------   ----------------------------      Ended
                                                        August 31,        July 31,     August 31,        July 31,      August 31,
                                                           1995             1994          1995             1994           1995
                                                       ------------      -----------   -----------      -----------   -----------
Primary:

Common stock and common stock equivalents:
  Average common shares outstanding                      77,211,630       77,790,902    77,149,916       77,806,247    76,915,953
  Average common shares issuable
    under employee benefit plans                          1,406,829        1,814,603     1,252,776        1,935,119     1,161,910
                                                       ------------      -----------   -----------      -----------   -----------
       Total average common and common
         equivalent shares outstanding                   78,618,459       79,605,505    78,402,692       79,741,366    78,077,863
                                                       ============      ===========   ===========      ===========   ===========

Earnings:
  Net income                                                   $209             $121          $375             $238          $413
  Less: Preferred stock dividend
        requirements                                             17               17            33               33            38
                                                       ------------      -----------   -----------      -----------   -----------

    Earnings applicable to common shares                       $192             $104          $342             $205          $375
                                                       ============      ===========   ===========      ===========   ===========

Primary earnings per share                                    $2.45            $1.31         $4.36            $2.58         $4.80
                                                       ============      ===========   ===========      ===========   ===========

Fully diluted:

Common stock and common stock equivalents:
  Average common shares outstanding                      77,211,630       77,790,902    77,149,916       77,806,247    76,915,953
  Average common shares issuable
    under employee benefit plans                          1,600,970        1,851,260     1,708,055        1,935,119     1,639,862
Common shares issuable upon conversion
    of preferred stock                                    3,778,053        3,811,454     3,783,427        3,814,924     3,785,015
                                                       ------------      -----------   -----------      -----------   -----------

       Total average common and common
         equivalent shares outstanding                   82,590,653       83,453,616    82,641,398       83,556,290    82,340,830
                                                       ============      ===========   ===========      ===========   ===========

Earnings:
  Net income                                                   $209             $121          $375             $238          $413
  Less: Preferred stock dividend
        requirements                                             16               16            31               31            37
                                                       ------------      -----------   -----------      -----------   -----------

    Earnings applicable to common shares                       $193             $105          $344             $207          $376
                                                       ============      ===========   ===========      ===========   ===========

Fully diluted earnings per share                              $2.34            $1.26         $4.16            $2.48         $4.57
                                                       ============      ===========   ===========      ===========   ===========